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                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 27, 1998
                                                 -----------------

                       BIOJECT MEDICAL TECHNOLOGIES INC.
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               (Exact Name of Registrant as Specified in Charter)


                                     Oregon
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                 (State or Other Jurisdiction of Incorporation)



                 0-15360                              93-1099680
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         (Commission File Number)         (IRS Employer Identification No.)


       7620 SW Bridgeport Road
          Portland, Oregon                                            97224
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(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code  (503) 639-7221
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                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

TEXT OF PRESS RELEASE

BIOJECT ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

Resignation Effective April 30, 1998
_______________________________________________________________________

PORTLAND, OR - March 26, 1998 - Bioject Medical Technologies, Inc. (NASDAQ: BJCT), the leading manufacturer of jet injection devices for needle-free subcutaneous and intramuscular injections, today announced the resignation of Peggy Miller, the company's vice president, chief financial officer and secretary/treasurer. This resignation will be effective April 30, 1998.

Said Jim O'Shea, company chairman and chief executive officer, "Peggy has made significant contributions during the five years she has been with Bioject, and she has played a critical role in setting the stage for our further growth. We understand her desire for new challenges and we wish her well."

O'Shea continued, "We have initiated a search for a new chief financial officer and hope to make an announcement soon."

Bioject develops, manufactures and markets jet injection systems for needle-free drug delivery. The Company's advanced injection management system, the Biojector 2000, has received the Seal of Acceptance from the Alliance of Children's Hospitals, Inc. and is being marketed to hospitals, public health clinics, and physician offices. The Company is also developing a system for Hoffmann-La Roche to market specifically with their products.



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                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           BIOJECT MEDICAL TECHNOLOGIES INC.



Date:    March 27, 1998                   By /s/ Peggy J. Miller
                                           ----------------------------------
                                            Peggy J. Miller
                                            Vice President, Chief Financial
                                            Officer, Secretary/Treasurer